Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Rio Vista Energy Partners L.P. ("Rio Vista") on Form 10-Q for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Charles C. Handly, President and Chief Executive Officer of Rio Vista GP LLC, the general partner of Rio Vista and Ian T. Bothwell, Chief Financial Officer (Principal Accounting and Finance Officer) of Rio Vista GP LLC, the general partner of Rio Vista, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Rio Vista.

/s/ Charles C. Handly
Charles C. Handly, President and Chief Executive Officer of Rio Vista GP LLC, the general partner of Rio Vista Energy Partners L.P.
May 22, 2006

/s/ Ian T. Bothwell
Ian T. Bothwell, Chief Financial Officer (principal accounting and financial officer) of Rio Vista GP LLC, the general partner of Rio Vista Energy Partners L.P. May 22, 2006